EXHIBIT 11.1


                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                               March 29,      March 30,
                                                  1997           1996
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,784,991    16,987,686

Less average common and special common shares
 held in the Treasury                           (7,062,171)   (5,300,321)

                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period     9,722,820    11,687,365

Dilutive effect of stock options computed
 under the treasury stock method using
 the average price during the period               241,322       153,381
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                          9,964,142    11,840,746
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period     9,722,820    11,687,365

Dilutive effect of stock options computed
 under the treasury stock method using the
 greater of the price at the end of the
 period or the average price during the
 period                                            241,322       179,666
                                                ----------    ----------

                                                 9,964,142    11,867,031
                                                ==========    ==========